UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 12, 2008

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	1-9148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On September 12, 2008, each of John S. Brinzo, Lawrence J. Mosner, Carl S. Sloane and Carroll R. Wetzel, Jr. resigned as a director of the Board of Directors (the “Board”) of The Brink’s Company (the “Company”), effective immediately after the spin-off of Brink’s Home Security Holdings, Inc. (the “Spin-Off”).  Each of these individuals will become a director of Brink’s Home Security Holdings, Inc., effective as of the Spin-Off.

On September 12, 2008, the Company’s Board appointed Robert J. Strang as a director of the Company, effective immediately after the Spin-Off and the resignations noted above.  Mr. Strang will be eligible to participate in the non-employee director compensation arrangements described in the Company’s 2008 proxy statement.

A press release issued by the Company on September 12, 2008, announcing the resignations and the new appointment, is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 12, 2008, the Board approved amendments to the Company’s bylaws (the amended and restated Bylaws, the “Bylaws”), effective as of 11:59 p.m. New York city time on the date of the Spin-Off.  The amendments reduce the size of the Board following the Spin-Off, clarify language and make various technical changes, including the following:

(a)
Article IV, Section 12(b) was amended to clarify that the advance notice requirements for shareholder nominations for director or other business to be brought by shareholders before an annual shareholders meeting apply to all shareholder nominations and proposals of business.

(b)	Article V, Section 2 was amended to decrease the number of directors composing the Board from 13 to nine and specify that the number of directors composing each group of directors will be three.

(c)
Article V, Section 8 was amended to remove language regarding the authority of the Board to delegate powers and duties to a chairman acting in the absence of the Chairman of the Board, which authority is specifically provided by the Virginia Stock Corporation Act (the “VSCA”) and is not required to be specified in the Bylaws for it to be operative.

(d)
Article V, Section 9 was amended to remove language regarding the authority of the Board to fill vacancies on the Board, which authority is specifically provided by the VSCA and is not required to be specified in the Bylaws for it to be operative.

(e)	Article IX, Section 3 was deleted to resolve any conflict between this section and the charter of the Compensation and Benefits Committee of the Board.

(f)
Article XVIII, Sections 1 and 2 were deleted as they were no longer required because of previous amendment to the Bylaws providing that the Company is permitted to issue shares of its common stock in either certificated or uncertificated form.

(g)	Article XXI was deleted since the authority given to the Board in such article is specifically provided by the VSCA and is not required to be specified in the Bylaws for it to be operative.

(h)	Article XXII was amended to clarify that, as permitted by the VSCA, both the Board and the shareholders of the Company have the power to make, amend or repeal the Bylaws.

The foregoing summary is qualified in its entirety by reference to the Bylaws, a copy of which is attached as Exhibit 3(ii) hereto and is incorporated herein by reference.

Item 8.01.	Other Events.

On September 12, 2008, the Company issued a press release in connection with the announcement of certain matters relating to the spin-off of the Brink’s Home Security business to the Company’s shareholders.  This release is furnished as Exhibit 99.1 hereto, and is incorporated herein by reference.

On September 12, 2008, the Company adopted stock ownership guidelines for its non-employee directors. The guidelines call for each non-employee director to hold Company stock with a value equal to five times annual retainer fees, within five years from the date of election as a director.  Shares of Company stock owned outright, deferred stock-based units and shares of vested and unvested restricted stock and restricted stock units (but not unexercised stock options) are all eligible to be included for purposes of the guidelines.

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Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3(ii)	Bylaws of The Brink’s Company, as amended and restated, effective as of 11:59 p.m. New York city time on the date of the Spin-Off.

99.1	Press Release, dated September 12, 2008, issued by The Brink’s Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY
(Registrant)
Date: September 12, 2008	By:	/s/ Austin F. Reed
Name: Austin F. Reed
Title: Vice President and Secretary